SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 10, 1998



                                  MedQuist Inc.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)



   New Jersey                      0-19941                   22-253 1298
----------------                 ------------            -------------------
(State or other                  (Commission              (I.R.S. Employer
  jurisdiction                       File                Identification No.)
of incorporation                    Number)
or organization)


                              Five Greentree Centre
                                    Suite 311
                                Marlton, NJ 08053
               ---------------------------------------------------
               (address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 596-8877

Item 2.  Acquisition or Disposition of Assets.

         On September 18, 1998, the Registrant entered into an Agreement and Plan of Merger to acquire The MRC Group, Inc. (MRC). Closing of the transaction was completed on December 10, 1998. The Registrant issued approximately 8.61 million shares of its common stock and assumed all MRC options. MRC shareholders now own approximately 26% of the common stock of Registrant.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

         Financial Statements of Business Acquired.

         Financial statements of MRC have been previously filed for the periods specified in Rule 3-05(b) of Regulation S-X as part of the Registrant's November 2, 1998 Registration Statement on Form S-4 (Registration Statement No. 333-66447) (the "November 2, 1998 S-4").

         Pro Forma Financial Information.

         Pro-Froma financial information required to be filed pursuant to
Article 11 of Regulation S-X has been previously filed as part of the Registrant's November 2, 1998 S-4.

         (c)      Exhibits                                                      Exhibit Number
                  --------                                                      --------------
                  Press Release dated December 10, 1998 is attached hereto.             1

                  Agreement and Plan of Merger among Mercury Acquisition
                      Corp., MedQuist Inc. and The MRC Group
                      (incorporated by reference to the November 2, 1998 S-4)


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   MEDQUIST INC.

Date:    December 15, 1998                By: /s/ John M. Suender
                                              -------------------------------
                                          Name:  John M. Suender
                                          Title: Senior Vice President and
                                                 General Counsel